UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 7, 2017

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510; Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03	Bankruptcy or Receivership

Fast Casual Motion

Cosi, Inc., the fast-casual restaurant company (the “Company”), today announced that, on February 7, 2017, the Company and its affiliated debtors (together with the Company, “Debtors”) filed, in the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) (the “Court”), Debtors’ Motion to Approve Settlement Agreement and Second Amendment to Master Franchise Agreement Among Cosi, Inc., Fast Casual LTDA f/k/a Fast Casual S.A. and Fast Casual Panama S. de RL [Docket No. 660] (“FCA Motion”).  By this FCA Motion, the Company is requesting the Court to issue an order approving the Settlement Agreement and Second Amendment to Master Franchise Agreement, dated as of February 4, 2017 (the “Settlement Agreement”).  As set forth in more detail in the FCA Motion, the approval of the Settlement Agreement is in the best interests of and will result in significant benefits to the Debtors’ estates.  First, the Settlement Agreement resolves the cure claim (the “FC Cure Claim”) filed by Fast Casual LTDA (f/k/a Fast Casual S.A.) (“Fast Casual”) and Fast Casual Panama S. de RL (together with Fast Casual, the “Franchisee Parties”) and related disputes regarding the Debtors’ proposed assumption of the Fast Casual Master Franchise Agreement, as amended (the “FC MFA”).  Resolution of the FC Cure Claim also affords the estates significant savings in legal fees and expenses which the Debtors would have otherwise incurred in litigating the Cure Claim and related disputes with the Franchisee Parties.  The Settlement Agreement also prevents delays and uncertainty regarding the probability of success in litigation.  In addition, the Settlement Agreement maintains the pre-bankruptcy franchise relationship between the Company and Fast Casual which, among other benefits, ensures the Company’s ability to develop its brand and presence in Central America and to continue to generate royalties and franchise revenue under the FC MFA.

The foregoing description of the FCA Motion does not purport to be complete and is qualified in its entirety by reference to the FCA Motion, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 1.03 by reference.

Plan of Reorganization and Disclosure Statement Motion; Notice of Hearing; Supplement

On February 7, 2017, the Company and its affiliated debtors-in-possession filed with the Court the following: (1) Proposed Joint Plan of Reorganization of Cosi, Inc., Xando Cosi of Maryland, Inc., Cosi Sandwich Bar, Inc., Hearthstone Associates, LLC, and Hearthstone Partners, LLC [Docket No. 662] (the “Plan”); (2) Proposed Disclosure Statement with Respect to the Plan [Docket No. 663] (“Disclosure Statement”); and (3) Debtors’ Motion for Entry of an Order (a) Approving the Disclosure Statement, (b) Approving Certain Balloting, Tabulation, Solicitation, Objection, and Notice Procedures, and (c) Scheduling a Hearing to Consider Confirmation of the Plan and Objection Deadlines [Docket No. 664] (the “Disclosure Statement Motion”).

The Court has scheduled a hearing on the Disclosure Statement Motion to take place on March 21, 2017, at 2:00 p.m. (Eastern) before the Honorable Melvin S. Hoffman, Chief United States Bankruptcy Judge, at the United States Bankruptcy Court located at Courtroom No. 2, 12th Floor of the John W. McCormack Post Office and Courthouse, 5 Post Office Square, Boston, Massachusetts 02109.  Objections and/or responses to the Disclosure Statement Motion are due by March 10, 2017, at 4:30 p.m. (Eastern).

Copies of the Plan, the Disclosure Statement, and the Disclosure Statement Motion, as filed with the Court on February 7, 2017, may be obtained free of charge by contacting:  Kate P. Foley, Esq., Mirick, O’Connell, DeMallie & Lougee, LLP, 1800 West Park Drive, Suite 400, Westborough, MA 01581, Phone No. 508.860.1463, Email: kfoley@mirickoconnell.com.

The foregoing description of the Disclosure Statement Motion does not purport to be complete and is qualified in its entirety by reference to the Disclosure Statement Motion, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated in this Item 1.03 by reference.

ITEM 7.01.	Regulation FD Disclosure

Additional information on the Chapter 11 Cases, including access to documents filed with the Court and other general information about the Chapter 11 Cases, is available at a subscription based service known as PACER at https://pacer.mab.uscourts.gov/cgi-bin/login.pl.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

ITEM 9.01(d).	Exhibits

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1
Debtors’ Motion to Approve Settlement Agreement and Second Amendment to Master Franchise Agreement Among Cosi, Inc., Fast Casual LTDA f/k/a Fast Casual S.A. and Fast Casual Panama S. de RL [Docket No. 660]
E

99.2
Debtors’ Motion for Entry of an Order (a) Approving the Disclosure Statement, (b) Approving Certain Balloting, Tabulation, Solicitation, Objection, and Notice Procedure, and (c) Scheduling a Hearing to Consider Confirmation of the Plan and Objection Deadlines [Docket No. 664]
E

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: February 13, 2017.	/s/ Vicki Baue
Name: Vicki Baue
Title: V. P. & General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1
Debtors’ Motion to Approve Settlement Agreement and Second Amendment to Master Franchise Agreement Among Cosi, Inc., Fast Casual LTDA f/k/a Fast Casual S.A. and Fast Casual Panama S. de RL [Docket No. 660]
E

99.2
Debtors’ Motion for Entry of an Order (a) Approving the Disclosure Statement, (b) Approving Certain Balloting, Tabulation, Solicitation, Objection, and Notice Procedure, and (c) Scheduling a Hearing to Consider Confirmation of the Plan and Objection Deadlines [Docket No. 664]
E